Exhibit 23.14

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the current Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241, 333-277101 and 333-284755) and Form S-3 (File Nos. 333- 273195, 333- 269029 and 333-280018) and future Registration Statements (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

Stantec Consulting Services Inc. is an author of the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

Stantec Consulting Services Inc. understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). Stantec Consulting Services Inc. further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. Stantec Consulting Services Inc. further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. Stantec Consulting Services Inc. has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements Stantec Consulting Services Inc. does hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by Stantec Consulting Services Inc., that Stantec Consulting Services Inc. supervised the preparation of and/or that Stantec Consulting Services Inc. has reviewed and approved.

Stantec Consulting Services Inc. also confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 23, 2026

By:	/s/ Stantec Consulting Services Inc.
     Stantec Consulting Services Inc.